CARM Serial No: 211022
A/C NUMBER: 001-620244

HSBC

13F, 14F, 333 Keelung Road, Sec. 1, Taipei 110, Taiwan

110 台北市基隆路一段 333 號 13 樓, 14 樓

Confidential 機密

SUPER MICRO COMPUTER, INC. TAIWAN
新北市中和區建一路 150 號 3 樓
Attention:

收件人:

4 November 2021

2021 年 11 月 4 日

Dear ,

HSBC Bank (Taiwan) Limited (the "**Bank**") is pleased to agree to make available to SUPER MICRO COMPUTER, INC. TAIWAN (the "**Borrower**"), subject to the terms and conditions set out herein, a Combined Limit up to an aggregate amount of USD30,000,000.- for the following uncommitted facilities, with sub-limits as specified below:

滙豐(台灣)商業銀行股份有限公司(下稱「本行」)同意依本額度信之條款及條件， SUPER MICRO COMPUTER, INC. TAIWAN(合稱「所有借款人」，各稱「借款人」))下列非具承諾性質之最高至總金額 USD30,000,000.-之綜合授信額度，細項額度詳述如下:

			sub-limit 細項額度
	Trade facilities: 貿易融資額度		
1.	export/seller facility 出口/賣方額度		
	a. post-shipment seller loan 出貨後賣方融資	POE	USD30,000,000.- USD30,000,000.-

The post-shipment seller loan may also be drawn in such other currency acceptable to the Bank.
出貨後賣方融資亦得以或其他本行同意之幣別撥款。

The Standard Facility Terms attached to this letter, including without limitation Clause 1 thereof which sets out the Bank's unrestricted discretion to cancel or suspend the facilities and the Bank's overriding right of repayment on demand and call for cash cover, and the Trade Facility Terms are incorporated by reference herein, and are together with this letter referred to as the "**Facility Letter**".

本額度信所附之標準額度條款(包括但不限於第 1 條)載明本行有權依本行不受限制之裁量權取消、或暫停額度，且本行有權隨時要求借款人依本行之要求立即還款並提供現金擔保。貿易融資額度條款亦為本額度信之一部分，並合稱為「額度信」。

HSBC

The facility table in Annex 2 of this Facility Letter is the summary of the above facilities and for reference only. The Borrower shall read the whole Facility Letter for the terms and conditions of the facilities granted. The above facilities section shall prevail if there is any inconsistency between above facilities section and Annex 2.

本額度信附件 2 之額度表係上述額度之摘要，僅供參考。借款人應閱讀整份額度信，以了解所授予額度之條款及條件。如上述額度條款與附件 2 間有任何不一致，則以上開額度條款為準。

The facilities are subject to review by the Bank at any time. In the event of a renewal of the facilities after the Bank's review, a renewal notification letter will be issued to confirm the continuation of the latest available facilities. The same terms and conditions of the facilities will continue to be binding without the Borrower's further returned acknowledgement and acceptance.

本行得隨時審查額度。如在本行審查後繼續提供額度，本行將發出更新之額度信，以確認繼續提供最新可用之額度。 本行屆時毋須再取得借款人之同意，原額度信所適用之條款及條件將繼續適用。

Purpose 用途

The Borrower shall apply all amounts borrowed by it under the facilities towards general corporate purposes, and those purposes set out in the Trade Facility Terms. The Bank is not bound to monitor or verify the application of any amount borrowed pursuant to this Facility Letter.

借款人應將其在額度下所借之所有款項用於一般公司用途，及貿易融資額度條款規定之用途。本行無義務監督或確認依據本額度信所借之任何金額之使用。

Interest and Fees

利息及費用

Interest shall accrue on the outstanding balance of the facilities at the following rate:

利息應依據額度之未清償餘額按以下利率累計：

	Interest 利息
1. post-shipment seller loan POE	Base Rate plus 0.6% per annum
出貨後賣方融資	基礎利率(年率) 加 0.6%。

The interest period for the Trade Loan facility in USD is 1 month or such other interest period as agreed by the Bank and the Borrower in writing.

該貿易融資額度 USD 之利息期間係 1 個月，或本行與該借款人以書面約定之其他利息期間。

HSBC

The total interest rate applicable on the Trade Loan facility will be quoted upon application and on a case-by-case basis.

適用於該貿易融資額度之總利率將在申請時逐案估算。

Repayment of loan facility

借款額度之還款

Without prejudice to Clause 1 and Clause 5 of the attached Standard Facility Terms, the Borrower shall repay the Trade Loan made available to it in full on or before the last day of the relevant financing period as advised in the Trade Facility Terms.

不影響所附之標準額度條款第 1 條及第 5 條之前提下，借款人應於貿易融資額度條款規定之相關融資期間之最後一日或之前，全額償還向其提供之每筆貿易融資。

Documentation and other requirements 文件與其他要求

Without prejudice to Clause 1 of the attached Standard Facility Terms, prior to the first utilisation of the facilities, we require the following documents in form and substance satisfactory to us:

不影響所附之標準額度條款第 1 條之前提下，於第一次動用額度之前，借款人應提供下列格式及內容均符合本行需求之文件:

1. a certified copy of a board resolution / extract of minutes of the Borrower.
   該借款人經認證之董事會決議/議事錄摘錄本副本。
2. a promissory note in the sum of USD30,000,000.- and Authorization to Complete Promissory Note from SUPER MICRO COMPUTER, INC. TAIWAN.
   由 SUPER MICRO COMPUTER, INC. TAIWAN 提供之總金額為 USD30,000,000.- 之本票及本票授權書。
3. General loan, export/import financing, overdraft facilities and securities agreement.
   綜合貸款、進出口融資、透支款項及擔保約定書。
4. List of the affiliates within the same group.
   同一個集團內之關係企業清單。
5. Risk Disclosure Statement.
   風險預告書。

Additional terms 其他條款

1. The Borrower, shall ensure that at all times the claims of the Bank under the facilities rank at least pari passu with the claims of all other unsecured creditors, except for claims preferred by mandatory provisions of law.
該借款人應確保本行在額度下之請求於任何時候都至少與所有其他無擔保債權人之債權同等順位，但法律強制規定優先之債權不在此限。
2. The required document for POE drawdown includes invoice list and application form only. Sampling check on semi-annually basis.

HSBC

<u>Global Standards 全球性標準</u>

Anti-bribery 反賄賂

The Borrower represents and warrants that none of the Borrower or any of its affiliates, nor, to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Borrower or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the "**UK Bribery Act**") and the U.S. Foreign Corrupt Practices Act of 1977 (the "**FCPA**"). Furthermore, the Borrower and, to its knowledge, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

該借款人聲明保證借款人及借款人之任何關係企業，且就其所知，其任何董事、主管、代理人、員工、關係企業或代表借款人或任何其/其等子公司之其他人士，皆未知悉或為任何行為直接或間接導致該等人士違反任何應適用之反賄賂法律，包括但不限於 2010 年英國反賄賂法（United Kingdom Bribery Act 2010，下稱「英國反賄賂法」）及 1977 年美國海外反腐敗法（U.S. Foreign Corrupt Practices Act of 1977，下稱「FCPA」）。此外，該借款人，且就借款人所知，其/其等關係企業之業務執行，已遵循英國反賄賂法、FCPA 及類似法律、規則或法規，且已制定並維護政策及程序以確保，且合理期待得持續確保，持續遵循該等法規。

The Borrower undertakes that no part of the proceeds of the facilities will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.

該借款人承諾本額度本金之任何部分，皆不得直接或間接被用於支付違反任何所適用之反賄賂法律之款項。

Anti-money laundering 反洗錢

The Borrower represents and warrants that the operations of the Borrower, its subsidiaries and their affiliates are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Borrower or any of its subsidiaries (collectively, the "**Money Laundering Laws**") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower, any of its subsidiaries, any of their affiliates or any of their respective directors, officers, agents or employees, in each case, with respect to the Money Laundering Laws is pending or, to the best of its knowledge, threatened.

該借款人聲明保證該借款人、其任何子公司、關係企業於營運時之重大方面皆遵循適用之財務記帳及報告規範，及任何就借款人而言有司法管轄權之政府機構所頒布、主管及執行之防制洗錢法律及規定，及任何其他相關指引及規定(合稱為「洗錢防制法」)，且該借款人，及其任何子公司、任何關係企業或其任何相關董事、高級職員、代理人或員工並未涉及任何法院或政府機構，當局或機構或仲裁正在進行或就其最大範圍可知，潛在之洗錢防制法相關訴訟或程序。

Sanctions 制裁

The Borrower represents and warrants that none of the Borrower, any of its subsidiaries, nor any director, officer, employee, agent or affiliate of the Borrower or any subsidiary of the Borrower is an individual or entity (**"Person"**) that is, or is owned or controlled by Persons that are, (i) the target or subject of any sanctions administered or enforced by the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority or the Ministry of Justice of Republic of China (R.O.C.) (collectively, **"Sanctions"**), or (ii) located, organized or resident in a country or territory that is the target or subject of Sanctions, including, without limitation, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

該借款人聲明保證借款人，其任何子公司，該任何借款人或該任何借款人之任何子公司的任何董事、主管、員工、代理人或關係企業（i）均非美國財政部外國資產控制辦公室、美國國務院、聯合國安理會、歐盟、英國財政部、香港金融管理局或中華民國法務部管理，或執行的任何制裁（合稱「制裁」）的目標或主體之個人或實體（「人士」），或被該等人士擁有或控制的個人或實體，或（ii）所在地，組織地或居住地位於制裁目標或主體之國家或地區，目前包括但不限於克里米亞地區、古巴、伊朗、北韓、蘇丹和敘利亞

The Borrower undertakes that it will not, directly or indirectly, use the proceeds of the facilities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the target or subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the facilities whether as underwriter, advisor, investor or otherwise).

該借款人承諾不會直接或間接使用額度之本金，或將該等本金借給、出資或以其他方式提供給任何子公司、合資夥伴或其他人，（i）以資助任何任何人士，或在資助時是制裁的目標或主體之任何國家或地區的活動或業務，或（ii）以任何其他方式導致任何人士違反制裁（包括參與額度之任何人士，無論是承銷商，顧問，投資者或其他人）。

If you agree with the terms of this Facility Letter, please arrange for execution of the enclosed copy of this Facility Letter by the official seal of the Borrower and its responsible person, and return to us by no later than 18 January 2022. The Bank reserves the right to withdraw the offer at any time prior to or after the date.

如您同意本額度信之條款，請以該借款人及其負責人之公章，簽署本額度信之隨附副本，並在 2022 年 1 月 18 日前寄回。本行保留在該日期之前或之後隨時撤回要約之權利。

For and on behalf of
HSBC Bank (Taiwan) Limited
謹代表滙豐(台灣)商業銀行股份有限公司

Julie Kuo for

Senior Vice President Commercial Banking

HSBC

STANDARD FACILITY TERMS (V02/2017) 標準額度條款

These Standard Facility Terms, the Trade Facility Terms and the letter to which they are attached, are together referred to as the "**Facility Letter**".

本標準額度條款，貿易融資額度條款及其附加之信函合稱為「額度信」。

1. Uncommitted facilities

非承諾額度

The Bank shall have an unrestricted discretion to cancel or suspend, or determine whether or not to permit drawings or issue trade instruments in relation to, the facilities. The facilities are subject to the Bank's overriding right of repayment on demand the right to call for cash cover on demand for prospective and contingent liabilities. The Bank further reserves the right to renegotiate any of the interest margins and fees detailed in this Facility Letter in the event of any changes that occur in the Taiwan financial market (whether regulatory or otherwise) which may result in a reduction in the net return to the Bank from the facilities set out in this Facility Letter. The rights of the Bank set out in this Clause 1 apply at all times notwithstanding any other representations, covenants and/or undertakings of the Borrower, or any other terms and conditions, in this Facility Letter.

本行得全權自行決定取消或暫停，或決定是否允許與本額度有關之動撥或開立貿易文件。本行就本額度有權隨時要求還款，包括就可預見及尚未確定之責任請求提供現金擔保。本行另保留當台灣金融市場發生變動(無論係因法規變更或其他原因)致本行就本額度信中額度之淨報酬可能產生減損時，就本額度信中任何利差及費用重新進行協商之權利。借款人於本額度信所為之聲明、協議及/或承諾，或任何其他本額度信之條款下，在任何情況下均不影響本行於本條款(第一條)之權利。

2. Construction and Interpretation

詮釋及解釋

2.1 In this Facility Letter:

於本額度信中：

(a) Headings are for ease of reference only.

標題僅供參考。

(b) A "**Clause**" refers to a clause in these Standard Facility Terms.

「條款」係指標準額度條款之條款。

(c) A reference to this Facility Letter or any other document is a reference to this Facility Letter or such other document as amended, novated, supplemented, extended and/or restated from time to time.

所謂本額度信或其他文件係指經不時修訂、取代、補充、展延及/或重申之本額度信或其他文件。

(d) A reference to the Borrower or the Bank shall include its successors in title, permitted assigns and permitted transferees.

所謂借款人或本行均應包括其繼受人、經允許之受讓人及承受人。

(e) A reference to "date of advance" shall, where applicable, be deemed to include the first date of the relevant interest period.

所謂「放款日」如有適用時，應視為包括相關計息期間之首日在內。

2.2 Until the facilities have been repaid in full and the limits have been cancelled, all representations and warranties given by the Borrower in this Facility Letter are made daily by reference to the facts and circumstances existing at such date.

直至本授信已全額清償且額度業經取消時為止，借款人於本額度信中所為之所有聲明及保證均視為按當日現實情況每日所為聲明與保證。

HSBC

3. Definitions

定義

In this Facility Letter:

於本額度信中:

"Base Rate" means the indicative rate quoted and determined by the Bank with reference to, among other things, its corporate lending cost, plus GBRT, and subject to fluctuation at the Bank's discretion.

「基礎利率」係指於申請動用時由本行報價並決定的指標利率，其係參考本行之資金成本及營業稅，另可能依市場及本行狀況斟酌調整之利率。

"break costs" means the amount (if any) by which the interest the Bank should have received had the facilities (or part thereof) been repaid on the current interest payment date exceeds the return the Bank would be able to obtain by placing an amount equal to the amount so repaid on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt of that amount and ending on the current interest payment date.

「提前還款費用」係指本行於當前付息日就償還本額度(或部分額度)所得收取之利息金額(如有)，超過本行自受領該提前還款金額之次一營業日起至當前付息日為止之期間內，以該提前還款金額存放於相關銀行同業市場中主要銀行所能獲取之報酬之金額。

"Business Day" means a day (other than a Saturday or Sunday or national holidays) on which banks are open for general business in the Republic of China (R.O.C. Taiwan) and in relation to any date for payment or purchase of a currency (other than Euro), the principal financial centre of the country of that currency.

「營業日」係指除週六、週日或國定假日外，在中華民國(台灣)之銀行及就任何支付或購買貨幣(歐元除外)之日期而言，該貨幣國之主要金融中心開放辦理一般業務之日。

"GBRT" means gross business receipt tax, which is a tax on total revenue of a company.

「GBRT」係指企業總收入稅，即對公司總收入所課徵之稅目。

"HSBC Group" means HSBC Holdings plc, its subsidiaries, related bodies corporate, associated entities and undertakings and any of their branches and member or office of the HSBC Group shall be construed accordingly.

「滙豐集團」係指 HSBC Holdings plc、其子公司、相關公司、關係實體及事業及任何其分支機構，且滙豐集團之成員或辦公室應依此解釋之。

"Indirect Tax" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

「間接稅」係指任何商品及服務稅、消費稅、增值稅，或任何類似性質之稅項。

"Platform" means any electronic platform used by the Bank and or the Borrower for giving or receiving any instruction, claim or other communication in relation to any trade product availed by the Bank to the Borrower as part of the trade facilities made available under this Facility Letter.

「平台」係指就本額度信下本行提供予借款人貿易融資額度項下之貿易產品，本行及/或借款人用於提供或接收任何該貿易產品有關之指示、請求或其他通訊之任何電子平台。

"Standard Trade Terms" means (i) the Bank's standard trade terms (as amended from time to time) which can be accessed, read and printed by the Borrower from a designated Bank website (the address of which has been or will be provided by the Bank to the Borrower) or alternatively which the Borrower can request a copy of from its Relationship Manager, and any reference to the "Customer" in the standard trade terms shall mean the Borrower and/or (ii) any other terms and conditions that have been agreed between the Bank and the Borrower in respect of the trade product requested under a trade facility.

「標準貿易條款」係指（i）本行的標準貿易條款（不時修訂），其得由借款人自本行網站上取得、閱讀或列印（其網址業已或將由本行提

供予借款人），或借款人得向其客戶關係經理索取副本，而在標準貿易條款中任何所謂客戶係指借款人 及/或（ii）本行與借款人就貿易融資額度所要求貿易產品約定之任何其他條款與條件。

"TARGET2" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single share platform and which was launched on 19 November 2007 and any replacement system.

「TARGET2」係指泛歐自動實時全額資金結算系統及任何替代系統，其係利用單一共享平台並於2007年11月19日開始實行。

"Tax" means any tax, levy, impost, duty, or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

「租稅」係指任何稅務、徵稅、進口稅、稅負或其他類似性質之課徵或扣繳(包括任何對租稅未能給付或給付遲延之罰款或應付利息)。

"Trade Loan" means any pre-shipment buyer loan, post-shipment buyer loan, pre-shipment seller loan and/or post-shipment seller loan.

「貿易融資」係指任何出貨前買方融資、出貨後買方融資、出貨前賣方融資及/或出貨後賣方融資。

"Trade Product Application" means an application or request by the Borrower for trade product(s) to be availed by the Bank as part of the trade facilities made available under this Facility Letter using the Bank's standard application document or through a Platform.

「貿易產品申請」係指借款人利用本行一般申請文件或平台，向本行申請或請求提供本額度信下部分貿易融資額度之貿易產品。

"US dollars" and **"USD"** denotes the lawful currency of the United States of America.

「美金」及「USD」係指美國之法定貨幣。

4. Utilisation

動用

4.1 The following provisions apply to utilisation of each trade facility:

下列規定適用於貿易融資額度之動用：

(a) the aggregate outstanding trade facility may not exceed the trade facility limit at any time;

貿易融資額度之未償還金額總額無論何時均不得超過貿易融資額度限額；

(b) unless otherwise agreed by the Bank, the Borrower shall give the Bank at least two Business Days prior notice of utilisation by providing the Bank with a completed Trade Product Application or such other application letter (in the Bank's prescribed format) and/or supporting documents as the Bank may require from time to time;

除本行另行同意外，借款人應至少提前兩個營業日向本行提供完整的貿易產品申請或其他申請書（依本行規定之格式）及/或本行可能不時要求之證明文件，以通知本行動用；

(c) any utilisation must be made on a Business Day;

任何動用均應在營業日進行；

(d) any trade instrument to be issued must be in form and substance satisfactory to the Bank; and

任何擬核發貿易文件均應符合本行滿意之格式及內容；且

(e) any amounts repaid, reimbursed, settled, expired but unutilised under the trade facility may be reborrowed.

任何在貿易融資額度下償付、償還、結算、到期但未動用之款項均得再新借入。

5. Accrual of interest and other amounts

累計利息及其他金額

All interest and any other amount accruing under this Facility Letter will accrue daily and in

each case is calculated on the basis of the actual numbers of days elapsed and a year of 360 days or 365 days, depending on the market practice for the currency (and as may be adjusted in case of a leap year). Notwithstanding any other provision in this Facility Letter, any interest or other amount accruing under this Facility Letter shall be payable on demand.

本額度信下累計之所有利息及任何其他金額將按日累計，且依實際經過之天數以一年 360 天或 365 天計算，具體取決於該貨幣的市場慣例（並得在閏年的情況下予以調整）。本額度信中縱有任何其他條款，本額度信下累計之任何利息或其他金額均應於要求時立即支付。

6. Payments

支付

6.1 Without prejudice to Clause 1 and Clause 5, the Bank shall debit the accrued interest, commission and fees, and any amounts to be reimbursed and payable under or in connection with each trade facility or any trade instrument issued in connection therewith, to the Borrower's account when due or at such other time as the Bank deems appropriate.

在不影響第1條及第5條之情況下，本行應在到期時或在本行認為合適的其他時間於相關借款人之帳戶中扣取應計利息、手續費及費用，及與貿易融資額度或所開立相關貿易文件相關之任何應償還及應付金額。

6.2 Interest will be payable on any amount due but unpaid and on any amounts drawn in excess of agreed facility limits, at 10% of the original interest rate for the first six months and at 20% of the original interest rate thereafter. The interest mentioned will be payable monthly in arrears to the debit of the Borrower(s)'s account.

對於任何應付但未支付之金額及超出約定額度限制之任何金額，借款人前六個月應按原始利率 10%支付利息，其後則按原始利率之 20%支付利息。前述利息將按月自借款人帳戶扣抵應付之積欠款項。

6.3 All amounts payable under this Facility Letter shall be non-refundable.

所有依本額度信應付之金額均不予退還。

6.4 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

任何應於非營業日當日支付之款項應於同一日曆月之次一營業日（如該月仍有次一營業日）或前一營業日（如該月無次一營業日）進行。

6.5 Payments shall be made in the currency in which the relevant amounts to be repaid or paid are incurred. Any amount received or recovered by the Bank in a currency other than the currency in which the amount to be repaid or paid is due, shall only discharge the sum due to the extent the Bank is able, in accordance with its usual practice, to purchase with the amount so received or recovered such other currency on the date of receipt and the Borrower shall indemnify the Bank against any cost, loss or liability incurred by the Bank as a result of any payments being made in a currency other than the currency in which the amount to be repaid or paid is due.

款項支付應以相關應償還或支付款項發生時之幣別為之。如本行收受或收回款項之幣別非屬應償還或支付款項到期幣別，僅在本行收受或收回金額之日按慣例購買其他幣別之總額限度範圍內，免除借款人責任。借款人應補償本行以非屬應償還或支付款項到期幣別之其他幣別支付所生任何費用、損失或責任。

7. Costs and Taxes

費用及租稅

7.1 The Borrower shall promptly, on demand, pay to, or reimburse, the Bank the amount of (i) all costs and expenses incurred by the Bank as a result of registration of security of the Borrower or a third party security provider by the Bank, and (ii) all costs and expenses that the Bank incurs in connection with the preservation and/or enforcement of its rights under this Facility Letter.

借款人應按要求及時向本行支付或償還（i）本行因登記由借款人或提供擔保之第三人所供擔保而產生之所有費用及開支，及（ii）本行因依本額度信保全及/或執行其權利所生之所有成本及費用。

7.2 All payments under this Facility Letter and any document entered into in connection therewith shall be made in the currency in which they were incurred, in immediately available cleared funds on their due date and in full without any set-off or counterclaim and free and clear of any withholding or deduction for or on account of Tax (save as required by law) for any present or future taxes, duties or other charges.

本額度信及與之相關之任何文件下所有付款均應按其發生時之幣別，在到期日以立即可用之結算資金全額支付，不適用任何抵銷或反請求，且（除法律另有規定外）排除任何現在或將來之稅務、稅負或其他費用之任何扣繳稅款或扣除額。

7.3 If the Borrower is required by law to make any such withholding or deduction for or on account of Tax, it shall pay such additional amounts to ensure receipt by the Bank of the full amount which the Bank would have received but for such withholding or deduction.

如法律要求借款人扣繳或扣除任何租稅，則借款人應支付額外款項，以確保本行收取在未計入扣繳或扣除款項時本應收取之全部金額。

7.4 The Borrower shall indemnify the Bank against, and pay to the Bank an amount equal to, any loss, liability or cost which the Bank determines will be or has been (directly or indirectly) suffered for or on account of Tax (including but not limited to stamp, registration, withholding, indirect and similar taxes or charges) in respect of this Facility Letter or any document entered into in connection therewith, together with any interest, penalty, cost or expense incurred in connection therewith.

借款人應補償本行，並向本行支付相當於本行認定將因本額度信或其任何相關文件下之租稅所受任何（直接或間接）損失、責任或費用之金額（包括但不限於印花稅、登記、扣繳稅款、間接稅及與其類似之稅項或費用），及因而產生之任何利息、罰款、費用或開支。

7.5 All amounts set out or expressed in this Facility Letter or any document entered into in connection therewith, to be payable by the Borrower to the Bank, shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Bank to the Borrower in connection with this Facility Letter or any document entered into in connection therewith, it shall pay to the Bank (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

本額度信或其任何相關文件中規定或載明所有由借款人向本行支付之金額，均應視為不包括任何間接稅在內。如本行就本額度信或其任何相關文件向借款人所為之給付應課徵間接稅者，則借款人應向本行支付相當於間接稅金額之款項（於支付對價時且額外附加）。

8. Set off

抵銷

8.1 The Bank may set off any matured or contingent liabilities owing by the Borrower to the Bank under or in relation to this Facility Letter against any matured obligation owed by the Bank to the Borrower, regardless of place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at its prevailing spot selling rate of exchange in its usual course of business for the purpose of the set-off.

本行得以借款人於本額度信或相關文件所積欠之任何到期或或有債務，抵銷本行對該借款人應付之任何到期債務，而不論該債務之清償地、記帳分行或幣別為何。如債務之幣別不同，本行得為抵銷之目的在其通常業務過程中按通常即期賣出匯率轉換任何債務。

8.2 The Bank's set-off rights set out in Clause 8.1 are additional to and without prejudice to any other rights of set-off or combination of accounts that the Bank may have.

第8.1條規定之本行抵銷權係補充且不影響本行得享有之其他任何抵銷權或合併帳戶之權利。

9. Undertakings

承諾

9.1 The Borrower shall promptly supply such information as the Bank may reasonably request from time to time for the purposes of understanding the Borrower's financial condition and business and operations and assessing the Borrower's ability to meet its obligations under this Facility Letter. The Borrower hereby declares that the information which has been provided by it and will be provided by it upon the Bank's request in the future (including financial information, business operating information and so on) is true, correct and not misleading and in compliance with the relevant laws and regulations if such information is produced pursuant to the laws and regulations.

借款人應及時提供本行隨時合理要求之資訊，以便本行了解借款人之財務狀況及業務營運，並評估借款人履行本額度信義務之能力。借款人特此聲明其已提供及將提供本行所要求之資訊（包括財務資訊、業務營運資訊等）係屬真實、正確且無誤導，且如此類資訊係依據相關法令準備者，已遵循相關法規。

10. Assignment and transfers

轉讓及移轉

10.1 The Borrower may not assign any of its rights (or any part thereof) or transfer any of its rights or obligations (or any part thereof) under this Facility Letter or any document entered into in connection therewith.

借款人不得轉讓本額度信或其任何相關文件下任何權利（或任何權利之一部）或移轉其下任何權利或義務（或其任何部分）。

10.2 The Bank may transfer any of its rights and/or obligations (or any part thereof) under this Facility Letter to any other person

本行得移轉就本額度信之任何權利及/或義務（或任何權利/義務之一部）予任何其他人士。

11. Information

資訊

Without prejudice to any other rights of the Bank to disclose information, the Bank may disclose information relating to the Borrower, the facilities, and any guarantee and/or security provided in connection with the facilities:

在不影響本行任何其他揭露資訊之權利下，本行得揭露與借款人、本額度，及任何與本額度相關之保證及/或擔保予：

(a) to any other member of the HSBC Group, their professional advisers, service providers and agents;

滙豐集團之任何其他成員，其專業顧問、服務提供者及代理人；

(b) as required by laws, regulations, or any court and by any supervisory or regulatory authority or similar body;

法律、法規或任何法院及任何監理或監管機構或類似機構之要求；

(c) to any person to whom the Bank transfers or assigns (or may potentially transfer or assign) all or part of its rights and/or obligations under this Facility Letter; and

任何本行轉讓或移轉（或可能轉讓或轉讓）本額度信下之全部或部分權利及/或義務之人；及

(d) to any guarantor of and third party security provider to the facilities, and their respective legal advisers, for the purposes of providing information on, or relevant in connection with, liabilities of the Borrower under or in connection with this Facility Letter.

任何本額度之保證人及提供擔保之第三人，及其各自之法律顧問，以提供借款人在本額度信下所負或與其相關義務之資訊。

12. Notices

通知

12.1 Any notice or other communication given by the Bank under or in connection with this Facility Letter shall, unless otherwise

specified, be in writing and delivered by hand or by post or sent by fax or email to the Borrower's contact details stated with its signature below, or to any other address, fax number or email address as is notified in writing by the Borrower to the Bank from time to time.

除另有規定外，本行依本額度信或與其相關之任何通知或其他通訊均應採書面形式，依借款人於簽名頁所載之聯繫方式，或借款人不時向本行書面通知之任何其他地址、傳真號碼或電子郵件信箱，以專人遞送或郵寄，或透過傳真或電子郵件等方式發送之。

12.2 Any notice or other communication given by the Bank to the Borrower under or in connection with this Facility Letter shall be deemed to have been received:

借款人應視為依下列情況，已收悉本行依本額度信或與其相關之任何通知或其他通訊：

(a) if delivered by hand, when it is left at the relevant address;

如係專人遞送，為留置在相關地址時；

(b) if delivered by post, when it has been left at the relevant address or the second Business Day after being deposited in the post postage prepaid (if the relevant address is in Taiwan) or the fifth Business Day after being deposited in the post postage prepaid (if the relevant address is outside Taiwan); and

如以郵遞方式送達，則為留置在相關地址時，或交付預付郵資後第二個營業日（如相關地址在中華民國），或交付預付郵資後第五個營業日（如相關地址在中華民國境外）；

(c) if sent by fax, when received in legible form; and

如透過傳真發送，則係以清晰之形式收到時；及

(d) if sent by email, when actually received (or made available) in readable form.

如透過電子郵件傳送，則係以收件人以得讀取之形式收到時(或得讀取)。

12.3 A notice or other communication given under or in connection with this Facility Letter by the Borrower is not valid if sent by e-mail.

借款人以電子郵件發送本額度信或與其相關之通知或其他通訊不生效力。

12.4 Any notice or other communication given by the Borrower under or in connection with this Facility Letter shall, unless otherwise specified, be in writing and delivered by hand or by post to the Bank.

借款人依本額度信或與其相關之任何通知或其他通訊，除另有規定外，應以書面形式，以專人遞送或郵寄方式送達本行。

12.5 Any notice or other communication given by the Borrower to the Bank shall be deemed to have been received only on actual receipt within business hours in the Republic of China (R.O.C. Taiwan) and if marked to the attention of the officer identified with the Bank's signature below (or any substitute officer as the Bank shall specify for this purpose).

借款人向本行發出之任何通知或其他通訊，僅於在中華民國（台灣）之營業時間內確實收悉，且遞送予本行簽名欄下註明之職員（或本行為此目的所指定之任何替代職員）時始視為收到。

13. Banking (Exposure Limits) Rules

銀行業(風險承擔限度)規則

The Banking (Exposure Limits) Rules (Cap. 155S) and regulations in respect thereof in Hong Kong have imposed on the Bank certain limitations on advances to persons related or connected to the HSBC Group. In accepting this Facility Letter, the Borrower should, to the best of its knowledge, advise the Bank whether it is in any way related or connected to the HSBC Group. In the absence of such advice, the Bank will assume that the Borrower is not so related or connected. The Bank would also ask, that if the Borrower becomes aware that it becomes so related or connected in future, it immediately advises the Bank in writing. Annex 1 of this Facility Letter contains an explanation of when the Borrower may be considered related or connected to the HSBC Group for the purposes hereof.

HSBC

香港之銀行業(風險承擔限度)規則及其相關法規已賦予本行對滙豐集團關係人或與滙豐集團有關之人予以放款之諸多限制。在接受本額度信時，借款人應盡其所知，告知本行其是否與滙豐集團有任何關係或關聯。如未告知，本行將推定借款人無此關係或關聯。本行亦將要求，如借款人意識到其將來變得具備此關係或關聯時，其將立即以書面通知本行。為本額度信之目的，本額度信附件1係借款人何時被視為與滙豐集團有所關係或關聯之解釋。

14. Compliance Activity

遵循活動

The Bank and HSBC Group members must, and may take any action they consider appropriate in their sole discretion, acting reasonably, to, meet Compliance Obligations (as defined below) in connection with the detection, investigation and prevention of money laundering, terrorist financing, bribery, corruption, tax evasion, fraud, evasion of economic or trade sanctions, and/or violations, or acts or attempts to circumvent or violate, any Laws relating to these matters (**"Financial Crime Risk Management Activity"**). To the extent permissible by law, no HSBC Group member shall be liable to the Borrower or third party for any claim, charge, cost (including, but not limited to, any legal or other professional cost), damages, debt, expense, tax, liability, obligation, allegation, suit, action, demand, cause of action, proceeding or judgment, however calculated or caused, and whether direct or indirect, consequential, punitive or incidental caused in whole or in part by the undertaking of Financial Crime Risk Management Activity.

本行及滙豐集團成員必須且得自行決定採取其認為適當之任何行動，以合理履行與偵測、調查及防制洗錢、資恐、賄賂、貪腐、逃稅、詐欺、規避經濟或貿易制裁，及/或違反，或為或企圖規避或違反與此等事項有關之任何法律（「金融犯罪風險管理活動」）相關之遵循義務（定義見下文）。在法律允許之範圍內，滙豐集團成員不應對借款人或第三人全部或部分因進行金融犯罪風險管理活動而計算或產生之任何索賠、費用、成本（包括但不限於任何法律或其他專業費用）、損害賠償、債務、費用、稅務、責任、義務、指控、訴訟、起訴、要求、請求、程序或判決負責，無論係直接或間接、結果性、懲罰性，或偶然引起。

For the purposes of this Clause 14:

就本條(第14條)而言：

"Compliance Obligations" means obligations of the HSBC Group to comply with: (a) Laws, or international guidance and internal policies or procedures; (b) any demand and/or requests from authorities or reporting, disclosure or other obligations under Laws; and (c) Laws requiring members of the HSBC Group to verify the identity of its customers.

「遵循義務」係指滙豐集團有義務遵守：（a）法律、國際指引及內部政策或程序；（b）主管機關之任何請求及/或要求，或法律規定之申報、揭露或其他義務；及（c）要求滙豐集團成員驗證其客戶身份之法律。

"Laws" means any applicable local or foreign statute, law, regulation, ordinance, rule, judgment, decree, voluntary code, directive, sanctions regime, court order, agreement between any HSBC Group member and an authority, or agreement or treaty between authorities and applicable to an HSBC Group member.

「法律」係指任何適用之地方或外國法律、法規、命令、條例、規則、判決，法令、自律規範、指令、制裁制度、法院命令，任何滙豐集團成員與主管機關間之協議，或適用於滙豐集團成員之主管機關間協議或條約。

15. Material interest

重大利益

The Bank and other HSBC Group members (including their divisions or transaction teams (each, a **"Team"**)) may have interests or duties which conflict with the interests of, or duties owed to, their clients (including, potentially, the Borrowers). The HSBC Group has established procedures designed to identify and manage such conflicts, including organisational and administrative arrangements to safeguard

clients' interests as well as rules and procedures to control disclosure of information.

本行及其他滙豐集團成員（包括其分支機構或交易團隊（下各稱「團隊」））之利益或義務可能與其客戶（包括潛在借款人）之利益或義務相衝突。滙豐集團已制定為識別及管理此類衝突之程序，包括保護客戶利益之組織及行政安排，及控制資訊揭露之規則及程序。

The Bank's agreement to provide services to the Borrower does not restrict any other HSBC Group member (or any Team) or require them to provide the Borrower, the Bank, or a Team advising the Borrower with any information about, or derived from, those activities. In most cases, it creates no obligation to advise the Borrower of any existing or potential conflict of interest. The Bank is not required to disclose to the Borrower, nor to use for the Borrower's benefit, any information known to it or the HSBC Group which belongs, or is confidential, to: (a) another client; or (b) the Bank, a Team, or a HSBC Group member.

本行向借款人提供服務，並未限制或要求任何其他滙豐集團成員（或任何團隊）向借款人、本行或對借款人提供服務之團隊提供有關此等活動或自此等活動所獲悉之任何資訊。在大多數情況下，其無義務通知借款人任何現有或潛在之利益衝突。本行無需向借款人揭露，亦無需為借款人之利益使用任何本行或滙豐集團所知，屬於或應對於（a）其他客戶；或（b）本行、團隊或滙豐集團成員予以保密之資訊。

In some cases, the Bank's procedures and controls may not be sufficient to prevent a potential conflict of interest from damaging a client's interests. In these circumstances, to avoid any damage the Bank may choose to: (a) disclose the potential conflict and seek the client's consent to proceed; or (b) decline, or cease, to act.

在某些情況下，本行之程序及控制措施可能不足以防止潛在之利益衝突損害客戶之利益。在此情況下，為避免任何損害，本行得選擇：（a）揭露潛在衝突並尋求客戶同意以繼續行為；或（b）拒絕或停止行為。

16. Miscellaneous

一般事項

16.1 Any certificate, determination or notification by the Bank of a rate or any amount payable under this Facility Letter is (in the absence of manifest error) conclusive evidence of the matter to which it relates.

與本額度信有關之任何費率或應付金額，本行提出之證明、決定或通知具有終局之拘束力（在沒有明顯錯誤之情況下）。

16.2 A failure or delay by the Bank to exercise any right or remedy provided under this Facility Letter or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy under this Facility Letter or by law shall prevent or restrict the further exercise of that or any other right or remedy.

本行無法或延遲行使本額度信或法律規定之任何權利或救濟，並不構成對該權利或任何其他權利或救濟之拋棄、阻礙或限制本行進一步行使該權利或任何其他權利或救濟。依本額度信或法律規定單獨或部分行使任何權利或救濟，並不阻礙或限制本行進一步行使該權利或任何其他權利或救濟。

16.3 The rights and remedies provided under this Facility Letter are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

本額度信下規定之權利及救濟具有累積性，其乃在補充法律所規定之任何權利或救濟，而不具排他性。

16.4 If any provision (or part of a provision) of this Facility Letter is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this

HSBC

clause shall not affect the legality, validity and enforceability of the rest of this Facility Letter.

如本額度信之任何條款（或條款之一部）無效、非法或無法執行時，應視為在其有效、合法且可執行所必需之最小限度內進行修改。若無法進行此類修改，則相關條款（或條款之一部）應視為已刪除。依本條規定對條款（或條款之一部）所進行之任何修改或刪除不應影響本額度信其餘部分之合法性、有效性與可執行性。

16.5 No terms of this Facility Letter may be amended or waived without the prior written consent of the Bank and the Borrower(s).

非經本行與借款人事前書面同意，不得修改或拋棄本額度信之任何條款。

16.6 This Facility Letter may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one agreement.

本額度信可以任何數量副本簽署，各副本在簽署時均屬正本之副本，但所有副本應共同構成一份協議。

17. Acknowledgement

聲明事項

17.1 The Borrower(s) hereby acknowledges that the Borrower(s) has been advised of the risk in borrowing in a currency different from that in which the proceeds of the utilization are to be deployed or from that of the income of asserts to be used for repayment. The Borrower(s) is fully aware that substantial losses or gains can arise from variations in foreign exchange rates between dates of drawdown and dates of loan repayment.

借款人茲此聲明，借款人已理解本行告知可能因借款與動用款項之計價幣別不同、或借款與還款所據之資產或所得之計價幣別不同而產生風險。借款人完全理解動撥及還款日期間之外幣匯率變動而可能產生重大獲益或損失。

17.2 If any investment products such as dual currency investment and structure product are provided/pledged by the Borrower(s) to the Bank as security/collateral for the facilities, the Borrower(s) hereby acknowledges that the Borrower(s) is fully aware that substantial losses or gains may arise once the Bank need to foreclose/exercise the pledge on the investment products at any time before or after their respective maturity dates.

借款人茲聲明，借款人已完全理解以雙元雙利投資組合（Dual Currency Investment）及其他結構型產品等投資產品提供或設質予本行作為本授信額度之擔保品或抵押品時，可能因本行需於到期日屆至之前或之後實行該投資產品之質權而造成重大獲益或損失。

18. Governing law and jurisdiction

準據法及管轄

18.1 This Facility Letter is governed by, and shall be constructed in accordance with, the laws of the Republic of China (R.O.C. Taiwan).

本額度信係受中華民國（台灣）法律所管轄，並應按中華民國（台灣）法律為解釋。

18.2 The Taiwan Taipei District Court have exclusive jurisdiction to settle any dispute arising out of or in connection with this Facility Letter (including any dispute regarding the existence, validity or termination of this Facility Letter). The Borrower and the Bank agree that Taiwan Taipei District Court is the most appropriate and convenient courts to settle disputes and accordingly none of them will argue to the contrary.

台灣台北地方法院享有專屬管轄權，以解決因本額度信所引起或與之相關之任何爭議（包括與本額度信之存在、效力或終止相關之任何爭議）。借款人及本行均同意台灣台北地方法院乃解決爭議最適切且便利之法院，故其並無異議。

19.Languages

語言

In the event of any discrepancy in meaning between the English and Chinese provisions of this Facility Letter, the Chinese provisions shall govern.

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如本額度信之中英文條款間存有任何歧異時，
應以中文條款為準。

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TRADE FACILITY TERMS (V07/2017)

貿易融資額度條款(07/2017 版)

These terms, together with the terms and conditions set out in the Standard Trade Terms, are the Trade Facility Terms as referred to in the Facility Letter. This Facility Letter and any request made for a trade product/service pursuant to this Facility Letter incorporates the Standard Trade Terms as though they were set out in full in this Facility Letter or that request and the Borrower (i) confirms that it has read and understood the Standard Trade Terms; and (ii) agrees that this Facility Letter and any request made for a trade products/services pursuant to this Facility Letter incorporate the Standard Trade Terms and that the Standard Trade Terms apply to such requested trade product/service.

本條款，併同標準貿易條款中所列之條款及條件，構成本額度信中所稱之貿易融資額度條款。本額度信及依據本額度信對貿易產品/服務所提出之任何要求均包括標準貿易條款在內，如同其已於本額度信或該要求中悉數列出，且借款人（i）確認其已閱讀並理解標準貿易條款之內容；且（ii）同意本額度信及依據本額度信所為貿易產品/服務所提出之任何要求係包括標準貿易條款在內，且標準貿易條款適用於所要求之貿易產品/服務。

1. export/seller facility: post-shipment seller loan (also referred to as clean export loan)

出口/賣方額度：出貨後賣方融資額度(亦稱作無抵押出口信貸)

The following terms and conditions apply to each utilisation under the export/seller facility – post-shipment seller loan:

下列條款及條件適用於出口/賣方額度–出貨後賣方融資下之每項動用：

1.1 utilisation under the post-shipment seller loan shall be applied by the Borrower towards financing up to 100% of the value of applicable sales invoices upon presentation of (a) an invoice listing in such form acceptable to the Bank and (b) evidence that a payment instruction has been duly contained in the invoice to the buyer in the format below in form and substance satisfactory to the Bank:

出貨後賣方融資之動用應由借款人提示下列文件提出申請，且融資金額不得超過相關銷售發票之 100%：（a）以本行可接受格式之發票清單及（b）格式及內容皆令本行滿均符合本行需求之證明文件，證明發票已包含付款予買方之指示，並按下列格式為之：

1.2 without prejudice to Clause 1 and Clause 5 of the Standard Facility Terms, the maximum financing period for each utilisation shall not exceed the earlier of (a) the earliest due date specified in the invoice listing and (b) the date falling 120 days from the date of utilisation;

在不影響標準額度條款第 1 條及第 5 條之情況下，每次動用之最長融資期限不得超過（a）發票清單中所載之最早到期日及（b）自動用之日起 120 日。

1.3 where an invoice listing is provided for utilisation, advances may be made subject to the additional conditions that:

如提供發票清單申請動用，應符合下列額外條件：

(a) the original invoices and transport documents shall be retained by the Borrower; and

發票正本及運送文件應由借款人保留；及

(b) the Borrower shall promptly upon the written request of the Bank, allow the Bank to inspect such original invoices and transport documents and/or submit certified true copies of such invoices and transport documents to the Bank; and

借款人應依本行之書面請求，允許本行檢查發票正本及運送文件及/或向本行提交經認證與正本相符之發票及運送文件副本；及

1.4 the Bank is authorised to debit the Borrower's Relevant Account upon receipt of funds from customers of the Borrower for settlement of any outstanding amounts under the post shipment seller loan. In the event that such a customer fails to make payment on the due date or fails to remit funds for settlement of the post shipment seller loan according to the payment instructions contained in the invoice, the Bank is authorised to debit the Borrower's current account held with the Bank (if any) in order to repay the post shipment seller loan.

本行有權在收到借款人之客戶之資金後，借記借款人之相關帳戶，以結算出貨後賣方融資下之任何未償還款項。如借款人之客戶未能在到期日付款或未能依發票中所載付款指示匯款以結算出貨後賣方融資額度者，本行有權借記借款人目前於本行持有之帳戶（如有），以償還出貨後賣方融資。

2. Documents presented to the Bank for utilisations under any of the trade related facilities must reflect and relate to a genuine transaction. Where documents presented are not in the original form, copies of such documents presented must strictly conform to the originals. Utilisations which do not relate to genuine transactions, or presentation of forged or fraudulent documentation can render companies and/or persons involved liable to prosecution.

為動用任何貿易融資額度向本行提示之文件均應反映真實交易並與之相關。如提示之文件並非正本，則提供之此類文件之副本必須嚴格與正本相符。與真實交易無關之動用，或提示偽造或詐欺性之文件可能使涉及之公司及/或其負責人員遭到起訴。

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The Borrower hereby accepts and agrees to the above letter, the Standard Facility Terms and the Trade Facility Terms attached thereto.

借款人茲接受並同意上述信函及隨附之，標準額度條款及貿易融資額度條款。

The Borrower's details for notices under Clause 12 of the Standard Facility Terms are:
根據標準額度條款第 12 條向借款人所為通知應如下載：

SUPER MICRO COMPUTER, INC. TAIWAN
Address: 新北市中和區建一路 150 號 3 樓
地址： 新北市中和區建一路 150 號 3 樓
Attention: 收件人：

For and on behalf of
SUPER MICRO COMPUTER, INC. TAIWAN
茲代表
SUPER MICRO COMPUTER, INC. TAIWAN

Authorised signatory/ies with company chop if required
授權簽名人及公司印鑑（如有需要）

Name(s):
姓名：
Date:
日期：

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Annex 1

附錄 1

Banking (Exposure Limits) Rules

銀行業(風險承擔限度)規則

The information set out in this Annex is for reference only. For further details, the Banking (Exposure Limits) Rules (Cap. 155S) may be accessed at https://www.elegislation.gov.hk/hk/cap155S

本附錄之資訊僅供參考。詳細資料請參閱下述網站公佈之銀行業(風險承擔限度)規則 https://www.elegislation.gov.hk/hk/cap155S

The Borrower may be considered as related or connected to the HSBC Group if it is:

借款人如有下列情形，得被視為與滙豐集團間具有關係或關聯:

(a) a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;
其為滙豐集團成員之董事、僱員、控制權人或少數股東控制權人;

(b) a relative of a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;
其為滙豐集團成員董事、僱員、控制權人或少數股東控制權人之親屬;

(c) a firm, partnership or non-listed company in which a member of the HSBC Group or any of the following entities is interested as director, partner, manager or agent:
其為滙豐集團成員或下列公司擔任董事、合夥人、經理人或代理人之公司、合夥或非上市櫃公司;

(i) a controller, minority shareholder controller or director of a member of the HSBC Group;
滙豐集團成員之控制權人、少數股東控制權人或董事;

(ii) a relative of a controller, minority shareholder controller or director of a member of the HSBC Group; or
滙豐集團成員之控制權人、少數股東控制權人或董事之親屬;

(d) a natural person, firm, partnership or non-listed company to whom a member of the HSBC Group has provided a financial facility if any of the following entities is a guarantor of the facility:
由滙豐集團成員提供融資額度之個人、公司、合夥或非上市櫃公司，且該額度由下列人士擔任保證人:

(i) a controller, minority shareholder controller or director of a member of the HSBC Group;
滙豐集團成員之控制權人、少數股東控制權人或董事;

(ii) a relative of a controller, minority shareholder controller or director of a member of the HSBC Group.
滙豐集團成員之控制權人、少數股東控制權人或董事之親屬。

Relevant definitions

相關定義

1) A person has **"control"** if such person is:

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符合下列條件之人，即具有¬「控制權」：

(A) an indirect controller, that is, in relation to a company, any person in accordance with whose directions or instructions the directors of the company or of another company of which it is a subsidiary are accustomed to act; or
間接控制權人，即就公司而言，任何公司或其子公司之董事習於依其指揮或指示行事之人，或

(B) a majority shareholder controller, that is, in relation to a company, any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, more than 50% of the voting power at any general meeting of the company or of another company of which it is a subsidiary,
控制多數股權之人，即就公司而言，任何有權於該公司或其子公司之任何股東會行使或控制行使超過 50%表決權（單獨或與任何關係企業共同行使）之人。

and **"controller"** means either an **"indirect controller"** or a **"majority shareholder controller"**.
「控制權人」包含「間接控制權人」或「多數股權控制權人」。

2) **"employee"** includes permanent full time, permanent part-time, fixed-term full time, fixed-term part-time staff and international assignees.
「僱員」包含常設正職人員、常設兼職人員、固定期間正職人員、固定期間兼職之員工或國際工作指派人員。

3) **"minority shareholder controller"** in relation to a company, means any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, 10% or more, but not more than 50%, of the voting power at any general meeting of the company or of another company of which it is a subsidiary.
「少數股權控制權人」係指有權於該公司或其子公司之任何股東會行使或控制行使 10%(含)以上但不超過 50%（單獨或與任何關係企業共同行使）之任何表決權，則該人士即具有「少數股權控制權」。

4) **"relative"** in relation to a natural person, means the following:
「親屬」係指就自然人而言具有下述關係之人：

(A) a parent, grandparent or great grandparent;
父母、祖父母或曾祖父母；

(B) a step-parent or adoptive parent;
繼父母或養父母；

(C) a brother or sister;
兄弟姊妹；

(D) the spouse;
配偶；

(E) if the person is a party to a union of concubinage - the other party of the union;
對他方而言，夫妾關係中之一方；

(F) a cohabitee;
同居伴侶；

(G) a parent, step-parent or adoptive parent of a spouse;
配偶之父母、繼父母或養父母；

(H) a brother or sister of a spouse;
配偶之兄弟姊妹；

(I) a son, step-son, adopted son, daughter, step-daughter or adopted daughter; or
兒子、繼子、養子、女兒、繼女或養女；或

(J) a grandson, granddaughter, great grandson or great granddaughter.

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孫子女或曾孫子女。

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Annex 2

附錄 2

Summary Table of Facilities

授信額度彙總表

The facilities are summarized in the facility table below.
授信額度如下述授信額度彙總表所示：

	FACILITIES 授信項目	PREVIOUS LIMITS 前次額度	NEW LIMITS 新額度	MAX. TRANSACTIONAL TENOR 最長交易期限
Part I 第一部分				
1.	Combined Limit (CBL) for General Facilities USD30,000,000.- 為一般授信之綜合授信額度USD30,000,000.-			
1.1	Export Trade Facilities 出口相關貿易融資額度			
	1.1.1 Trade Loans 出口貿易融資額度 • Post-shipment Seller Loans 出貨後貸款-賣方	USD0.-	USD30,000,000.-	120 days